AGREEMENT AND WAIVER

This Waiver and Agreement (the "**Waiver and Agreement**"), effective as of December 18, 2019, is made by and between IOTA Communications, Inc., a Delaware corporation formerly known as Solbright Group, Inc., (the "**Company**"), and AIP Asset Management, Inc. in its capacity as Security Agent for the Holders (collectively, "**AIP**").

Reference is hereby made to the Note Purchase Agreement made as of October 31, 2018, the Agreement and Waiver as of November 30, 2018, the Agreement and Waiver as of March 29, 2019, the Waiver and Agreement to Issue Additional Notes as of May 24, 2019, the Waiver and Agreement as of July 31, 2019, and the Agreement and Extension as of October 4, 2019 (collectively the "**Agreement**"), by and between the Company and AIP. All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, the Company and AIP completed four financing transactions pursuant to which the Company raised capital by issuing secured convertible promissory notes as follows: (1) issue date November 1, 2018; original aggregate principal amount $2,500,000; and maturity date November 1, 2019, (2) issue date December 6, 2018; original aggregate principal amount $1,000,000; and maturity date December 6, 2019; (3) issue date May 24, 2019; original principal amount $1,000,000; maturity date May 24, 2020; and (4) issue date August 1, 2019; original principal amount $500,000; and maturity date August 1, 2020; which have been canceled and replaced by (5) issue date October 4, 2019; original principal amount $4,600,000, secured non-convertible; and maturity date April 4, 2021; and

WHEREAS, the Company's up-listing has been delayed, which will result in tax penalty to certain holders; and

WHEREAS, the Company is in default of the Agreement; and

WHEREAS, Section 9.6 of the Agreement gives the Majority Holders the power to instruct the Security Agent waive the Events of Default.

NOW THEREFORE, the parties agree as follows:

1. Subject to the Company satisfying the conditions set forth in Section 2 of this Agreement, the Majority Holders hereby waive, and instruct the Security Agent to waive, through December 31, 2020, all Events of Default, in each case subject to all of the terms and conditions set forth below.

2. The waivers set forth in Section 1 are conditioned upon the Company satisfying the following conditions:

    a. the Company issuing 500,000 Shares of its common stock, par value $0.0001 per share, to AIP as per Section 4 of this agreement; and

    b. the Company issuing 4,350,000 warrants to the Noteholders (specified below); and

c. the Company providing the following documents to AIP:

i. The original non-convertible security promissory note dated date October 4, 2019 in the original principal amount $4,600,000 with original ink signature;

ii. Stock or partnership certificates, endorsed in blank or accompanied by signed and undated stock transfer powers, representing 100 percent of the ownership of each of Arkados, Inc., Solbright Energy Solutions, LLC, M2M Spectrum Networks, LLC, together with such related approvals and other documents reasonably requested by AIP;

iii. The monthly Officer's Certificates specified in Section 8.2(b)(i) of the Note Purchase Agreement for each month from and including January 2019 (each such certificate for months from and including July 2019 to be provided);

iv. The Legal opinion set forth in Section 3.1(j) of the Note Purchase Agreement;

v. Copies of the settlement agreement and the lease agreement with Crown Castle International Corp;

vi. A copy of the Avalton, Inc, extension referred to in paragraph 2(a) of the July 31, 2019 Waiver and Agreement.

3. Company agrees to issue, and the Noteholders agrees to purchase, Additional Notes in the aggregate principal amount of $1,400,000 with a maturity date 6 months from the date of issuance, as soon as practicable upon the execution of this Agreement and the satisfaction by the Company of the conditions set forth in Section 2.

4. As an inducement to purchase the Additional Notes referred to in Section 3, and to compensate for the delay in up-listing, the Company agrees to issue 500,000 Shares to AIP for the benefit of those investor accounts that will incur a penalty tax as a result of the delay in up-listing.
In addition, the Company agrees to issue additional 4,350,000 warrants (3-years, $0.30 strike, with cashless exercise rights) to AIP on behalf of the holders of the Additional Notes of $1,400,000.

5. Except as explicitly stated in this Agreement and Waiver, the terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Agreement and Waiver effective as of as of December 18, 2019.

IOTA Communications, INC.
as Borrower

By: ______________________________
Name: Terrence DeFranco
Title: Chief Executive Officer

AIP ASSET MANAGEMENT INC.
as Security Agent for and on behalf of the Noteholders

By: ______________________________
Name: Jay Bala, CFA
Title: President